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WesBanco Announces First Quarter 2022 Financial Results

Wheeling, WV, April 26, 2022 – WesBanco, Inc. (“WesBanco”) (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three months ended March 31, 2022. Net income available to common shareholders for the first quarter of 2022 was $41.6 million, with diluted earnings per share of $0.68, compared to $70.6 million and $1.05 per diluted share, respectively, for the first quarter of 2021. The first quarter of 2021 was favorably impacted by a negative provision of $22.1 million (net of tax) under the Current Expected Credit Losses (“CECL”) methodology. Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses, for the three months ended March 31, 2022, was $42.9 million, or $0.70 per diluted share, as compared to $71.3 million and $1.06 per diluted share, respectively, in the prior year quarter (non-GAAP measures).

	For the Three Months Ended March 31,
	2022		2021
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income available to common shareholders (Non-GAAP)(1)	$42,851	$0.70	$71,256	$1.06
Less: After tax restructuring and merger-related expenses	(1,258)	(0.02)	(672)	(0.01)
Net income available to common shareholders (GAAP)	$41,593	$0.68	$70,584	$1.05

Financial and operational highlights during the quarter ended March 31, 2022:

•
Sequential quarter total loan growth improved by 0.9%, or 3.6% annualized, when excluding Small Business Administration Payroll Protection Program (“SBA PPP”) loans
•
Successful execution on our strategy to seek additional long-term growth opportunities through the opening of loan production offices in Nashville and Indianapolis
•
Deposit growth, excluding certificates of deposit (“CDs”), was 7.3% year-over-year, driven by growth in demand deposits and savings accounts
•
Successful execution of a Tier 2 capital raise, through the public offering of $150 million of ten-year fixed-to-floating rate subordinated debt
•
During the quarter, we continued to return capital to our shareholders as we purchased approximately 1.7 million shares of our common stock on the open market under existing share repurchase authorizations
•
Key credit quality metrics such as non-performing assets, past due loans, criticized and classified loans, and net loan charge-offs, as percentages of total portfolio loans, have remained at low levels and favorable to peer bank averages, those with total assets between $10 billion and $25 billion (based upon the prior four quarters)
•
WesBanco continues to be acknowledged for its strong financial performance and employee focus as it was recognized by Forbes as both one of America’s Best Banks and Best Midsize Employers – the only midsize bank making the top ten of both rankings. In addition, WesBanco was also named one of the World’s Best Banks by Forbes, as well as one of America’s Most Trustworthy Companies by Newsweek

“We are pleased with WesBanco’s performance during the first quarter of 2022,” said Todd F. Clossin, President and Chief Executive Officer of WesBanco. “We exhibited strong expense management as our operating expenses were roughly consistent with the year ago period. Furthermore, we continued our efforts of returning capital to our shareholders. We also demonstrated annualized organic loan growth of 3.6% quarter-over-quarter, despite still elevated commercial real estate payoffs, due to the efforts of our seasoned lending teams. We believe their efforts will be enhanced by our new loan production offices in the Nashville and Indianapolis areas.”

Mr. Clossin added, “Most importantly, we are proud of our entire organization as our employees adhered to our community banking roots by focusing on providing top-tier service to our customers. Their efforts allowed us to be recognized by Forbes as one of the best banks in America, based on financial performance, as well as one of the best banks in the world, based on customer services. Further, our employees voted us one of America’s best mid-sized employers reflecting our efforts to create an environment where they are supported and positioned to succeed. In fact, we were the only mid-sized bank in the country to receive honors for both employee satisfaction and financial success. Lastly, the combination of all our efforts and these great accolades, allowed us to be recognized as one of America’s Most Trustworthy Companies by Newsweek.”

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Balance Sheet

Loan growth for the first quarter of 2022 reflects the continuation of both SBA PPP loan forgiveness and elevated commercial real estate payoffs, partially offset by efforts to keep more 1-to-4 family residential mortgages on the balance sheet, as well as sequential quarter commercial loan growth. As of March 31, 2022, total portfolio loans of $9.7 billion, when excluding SBA Payroll Protection Program (“SBA PPP”) loans, increased 0.9%, or 3.6% annualized, when compared to December 31, 2021. In particular, commercial and industrial loans, excluding SBA PPP loans, for the first quarter increased $8.9 million, or 2.5% annualized, from December 31, 2021. Furthermore, the first quarter of 2022 included forgiveness of approximately 867 SBA PPP loans totaling $86 million (net of deferred fees). As of March 31, 2022, approximately 1,085 SBA PPP loans for $77 million remained in the loan portfolio.

As of March 31, 2022, total deposits were $13.8 billion, which increased both sequentially and year-over-year due primarily to increased personal savings, which more than offset a $344.1 million year-over-year reduction in CDs. Deposits, excluding CDs, increased 7.3% year-over-year, driven by a 6.5% increase in total demand deposits, which represent approximately 59% of total deposits, as well as a 12.9% increase in savings accounts.

Credit Quality

As of March 31, 2022, total loans past due, non-performing loans, and non-performing assets as percentages of the loan portfolio and total assets have remained relatively low and consistent throughout the last five quarters. In addition, criticized and classified loans as a percent of the loan portfolio decreased 58 basis points year-over-year to 3.68%. For the first quarter, net loan charge-offs to average loans were immaterial at zero basis points. The allowance for credit losses specific to total portfolio loans at March 31, 2022 was $117.9 million, or 1.21% of total loans. The improvement in macroeconomic forecasts was the primary driver in a negative provision for credit losses of $3.4 million for the first quarter of 2022.

Net Interest Margin and Income

The net interest margin of 2.95% for the first quarter of 2022 decreased 2 basis points sequentially and 32 basis points from the first quarter of 2021, primarily due to the lower interest rate environment of the past year before the recent federal fund and market rate increases, and a shift to a higher level of securities as a percentage of total assets. As a result of increased cash balances from our customers’ higher personal savings, investment securities increased by $0.5 billion year-over-year and, as of March 31, 2022, represented approximately 24% of total assets. Reflecting the continued low interest rate environment, we remain focused on controlling the costs of our various funding sources. We have reduced deposit funding costs 8 basis points year-over-year to 12 basis points for the first quarter of 2022, or just 8 basis points when including non-interest bearing deposits. When including our continued reductions in FHLB and other borrowings, the cost of total interest-bearing liabilities decreased 18 basis points year-over-year to 19 basis points. Accretion from acquisitions benefited the first quarter net interest margin by 8 basis points, as compared to 13 basis points in the prior year period. Lastly, the forgiveness of SBA PPP loans benefited the first quarter of 2022 net interest margin by a net 7 basis points, as compared to a net 11 basis points in the prior year period.

Net interest income decreased $8.8 million, or 7.5%, during the first quarter of 2022, as compared to the same quarter of 2021, reflecting lower loan yields due to repricing of existing loans and lower new offered rates in the current market environment, lower accretion from purchase accounting and lower SBA PPP-related loan income, partially offset by lower interest paid on deposits and borrowings as described above.

Non-Interest Income

For the first quarter of 2022, non-interest income of $30.4 million decreased $2.8 million, or 8.5%, from the first quarter of 2021, driven primarily by lower swap fee income and associated fair value adjustments located within other income, which combined decreased $3.0 million from the prior year period, and lower mortgage banking income, which decreased $2.3 million year-over-year. Bank-owned life insurance of $3.9 million increased $2.2 million year-over-year due to higher death benefits of $1.9 million and the impact of new policies purchased during the third quarter of 2021. Reflective of macroeconomic improvements and increased general consumer spending, service charges on deposits increased $1.2 million year-over-year to $6.1 million and electronic banking fees rose $1.0 million year-over-year to $5.3 million. Mortgage banking income was lower due to our continued efforts to retain more residential mortgages on the balance sheet, which totaled 75% of originations compared to 40% last year, and lower originations during the quarter. Residential mortgage originations of $271 million were lower both year-over-year and quarter-over-quarter due to general market trends reflective of the rising rate environment.

Non-Interest Expense

Excluding restructuring and merger-related expenses, non-interest expense for the three months ended March 31, 2022 was well-controlled as they increased $0.5 million, or 0.6%, to $86.0 million compared to the prior year period. Salaries and wages increased $2.0 million, or 5.5%, compared to the prior year period due to lower deferred loan origination costs and higher salary expense related to normal merit increases and the hourly wage increase that we implemented last year. As compared to the fourth quarter, salaries and wages were down due primarily to the lower day count during the first quarter of 2022, which reduced these expenses by approximately $0.9 million. Employee benefits expense decreased mostly due to market fluctuations on the deferred compensation plan, which reduced

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expense by $0.9 million, as well as lower pension and health insurance expenses. Equipment and software expense for the first quarter of 2022 increased $1.2 million, or 18.4% year-over-year due primarily to the movement of online banking costs from other operating expenses. Other operating expenses decreased $1.7 million, or 9.8%, due to the aforementioned move of online banking costs, as well as a reduction in ACH and ATM processing charges related to a change in providers, in conjunction with last summer’s core banking software system conversion. Lastly, as part of our on-going branch optimization strategy, we recognized restructuring charges of $1.6 million during the first quarter associated with the anticipated closure of 11 locations during June.

Capital

WesBanco continues to maintain what we believe are strong regulatory capital ratios, as both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators and the BASEL III capital standards. At March 31, 2022, Tier I leverage was 9.67%, Tier I risk-based capital ratio was 13.25%, common equity Tier 1 capital ratio (“CET 1”) was 12.01%, and total risk-based capital was 16.32%.

During the first quarter of 2022, WesBanco issued, through a public offering, $150 million of ten-year fixed-to-floating rate subordinated debt, which qualifies as Tier 2 capital and is reflected in the March 31, 2022 regulatory capital ratios. Additionally, WesBanco repurchased 1.7 million shares of its outstanding common stock on the open market at a total cost of $62.3 million, or $36.11 per share. As of March 31, 2022, approximately 2.9 million shares remained for repurchase under the existing share repurchase authorization that was approved on February 24, 2022, by WesBanco’s Board of Directors.

Conference Call and Webcast

WesBanco will host a conference call to discuss the Company's financial results for the first quarter of 2022 at 10:00 a.m. ET on Wednesday, April 27, 2022. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 10162191. The replay will begin at approximately 12:00 p.m. ET on April 27, and end at 12 a.m. ET on May 11. An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Forward-Looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2021 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”) which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.WesBanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions including the effects of the COVID-19 pandemic; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

Non-GAAP Financial Measures

In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), WesBanco's management uses, and this presentation contains or references, certain non-GAAP financial measures, such as pre-tax pre-provision income, tangible common equity/tangible assets; net income excluding after-tax restructuring and merger-related expenses; efficiency ratio; return on average assets; and return on average tangible equity. WesBanco believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although WesBanco believes that these non-GAAP financial measures enhance investors' understanding of WesBanco's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The non-GAAP financial measures contained therein should be read in conjunction with the audited

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financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the Quarterly Reports on Forms 10-Q for WesBanco and its subsidiaries, as well as other filings that the company has made with the SEC.

About WesBanco, Inc.

Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a diversified and balanced financial services company that delivers large bank capabilities with a community bank feel. Our distinct long-term growth strategies are built upon unique sustainable advantages permitting us to span six states with meaningful market share. Built upon our ‘Better Banking Pledge’, our customer-centric service culture is focused on growing long-term relationships by pledging to serve all personal and business customer needs efficiently and effectively. Furthermore, our strong financial performance and employee focus has earned us recognition by Forbes as both one of America’s Best Banks and Best Midsize Employers – the only midsize bank making the top ten of both rankings. In addition to a full range of online and mobile banking options and a full-suite of commercial products and services, WesBanco provides trust, wealth management, securities brokerage, and private banking services through our century-old Trust and Investment Services department, with approximately $5.4 billion of assets under management (as of March 31, 2022). WesBanco's banking subsidiary, WesBanco Bank, Inc., operates 205 financial centers in the states of Indiana, Kentucky, Maryland, Ohio, Pennsylvania, and West Virginia. Additionally, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

SOURCE: WesBanco, Inc.

WesBanco Company Contact:

John H. Iannone

Senior Vice President, Investor and Public Relations

304-905-7021

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WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended
STATEMENT OF INCOME	March 31,
	2022	2021	% Change
Interest and dividend income
Loans, including fees	$93,121	$109,358	(14.8)
Interest and dividends on securities:
Taxable	14,112	11,127	26.8
Tax-exempt	4,344	3,910	11.1
Total interest and dividends on securities	18,456	15,037	22.7
Other interest income	597	659	(9.4)
Total interest and dividend income	112,174	125,054	(10.3)
Interest expense
Interest bearing demand deposits	811	1,043	(22.2)
Money market deposits	321	578	(44.5)
Savings deposits	264	264	-
Certificates of deposit	1,273	2,370	(46.3)
Total interest expense on deposits	2,669	4,255	(37.3)
Federal Home Loan Bank borrowings	575	2,414	(76.2)
Other short-term borrowings	48	118	(59.3)
Subordinated debt and junior subordinated debt	1,171	1,789	(34.5)
Total interest expense	4,463	8,576	(48.0)
Net interest income	107,711	116,478	(7.5)
Provision for credit losses	(3,438)	(27,958)	87.7
Net interest income after provision for credit losses	111,149	144,436	(23.0)
Non-interest income
Trust fees	7,835	7,631	2.7
Service charges on deposits	6,090	4,894	24.4
Electronic banking fees	5,345	4,365	22.5
Net securities brokerage revenue	2,220	1,524	45.7
Bank-owned life insurance	3,881	1,709	127.1
Mortgage banking income	1,923	4,264	(54.9)
Net securities (losses) gains	(650)	279	(333.0)
Net (loss) gain on other real estate owned and other assets	(806)	175	(560.6)
Other income	4,544	8,367	(45.7)
Total non-interest income	30,382	33,208	(8.5)
Non-interest expense
Salaries and wages	38,937	36,890	5.5
Employee benefits	9,158	10,266	(10.8)
Net occupancy	7,234	7,177	0.8
Equipment and software	8,011	6,765	18.4
Marketing	2,421	2,384	1.6
FDIC insurance	1,522	1,282	18.7
Amortization of intangible assets	2,598	2,896	(10.3)
Restructuring and merger-related expense	1,593	851	87.2
Other operating expenses	16,074	17,816	(9.8)
Total non-interest expense	87,548	86,327	1.4
Income before provision for income taxes	53,983	91,317	(40.9)
Provision for income taxes	9,859	18,202	(45.8)
Net Income	44,124	73,115	(39.7)
Preferred stock dividends	2,531	2,531	-
Net income available to common shareholders	$41,593	$70,584	(41.1)

Taxable equivalent net interest income	$108,866	$117,517	(7.4)

Per common share data
Net income per common share - basic	$0.68	$1.05	(35.2)
Net income per common share - diluted	0.68	1.05	(35.2)
Net income per common share - diluted, excluding certain items (1)(2)	0.70	1.06	(34.0)
Dividends declared	0.34	0.33	3.0
Book value (period end)	39.64	39.25	1.0
Tangible book value (period end) (1)	20.87	22.21	(6.0)
Average common shares outstanding - basic	61,445,399	67,263,714	(8.7)
Average common shares outstanding - diluted	61,593,365	67,355,418	(8.6)
Period end common shares outstanding	60,613,414	67,282,134	(9.9)
Period end preferred shares outstanding	150,000	150,000	-

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.

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WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

Selected ratios
	For the Three Months Ended
	March 31,
	2022	2021	% Change
Return on average assets	0.99%	1.72%	(42.44)%
Return on average assets, excluding after-tax restructuring and merger-related expenses (1)	1.02	1.74	(41.38)
Return on average equity	6.35	10.33	(38.53)
Return on average equity, excluding after-tax restructuring and merger-related expenses (1)	6.54	10.43	(37.30)
Return on average tangible equity (1)	11.67	18.22	(35.95)
Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (1)	12.01	18.39	(34.69)
Return on average tangible common equity (1)	12.90	20.00	(35.50)
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (1)	13.27	20.18	(34.24)
Yield on earning assets (2)	3.07	3.51	(12.54)
Cost of interest bearing liabilities	0.19	0.37	(48.65)
Net interest spread (2)	2.88	3.14	(8.28)
Net interest margin (2)	2.95	3.27	(9.79)
Efficiency (1) (2)	61.73	56.71	8.85
Average loans to average deposits	71.05	85.27	(16.68)
Annualized net loan charge-offs/average loans	0.00	0.02	(100.00)
Effective income tax rate	18.26	19.93	(8.38)

	For the Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2022	2021	2021	2021	2021
Return on average assets	0.99%	1.21%	0.97%	1.60%	1.72%
Return on average assets, excluding after-tax restructuring and merger-related expenses (1)	1.02	1.21	1.06	1.62	1.74
Return on average equity	6.35	7.56	5.98	9.74	10.33
Return on average equity, excluding after-tax restructuring and merger-related expenses (1)	6.54	7.58	6.49	9.88	10.43
Return on average tangible equity (1)	11.67	13.62	10.72	17.04	18.22
Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (1)	12.01	13.66	11.57	17.27	18.39
Return on average tangible common equity (1)	12.90	15.00	11.76	18.67	20.00
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (1)	13.27	15.04	12.70	18.92	20.18
Yield on earning assets (2)	3.07	3.10	3.24	3.32	3.51
Cost of interest bearing liabilities	0.19	0.20	0.25	0.31	0.37
Net interest spread (2)	2.88	2.90	2.99	3.01	3.14
Net interest margin (2)	2.95	2.97	3.08	3.12	3.27
Efficiency (1) (2)	61.73	61.99	60.52	53.97	56.71
Average loans to average deposits	71.05	72.61	75.46	79.82	85.27
Annualized net loan charge-offs and recoveries /average loans	0.00	0.04	0.03	(0.03)	0.02
Effective income tax rate	18.26	18.32	19.34	20.85	19.93
Trust assets, market value at period end	$5,412,342	$5,644,975	$5,464,159	$5,480,995	$5,244,370

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

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WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)
					% Change
	March 31,			December 31,	December 31, 2021
Balance sheets	2022	2021	% Change	2021	to March 31, 2022
Assets
Cash and due from banks	$200,513	$209,040	(4.1)	$157,046	27.7
Due from banks - interest bearing	1,168,985	550,008	112.5	1,094,312	6.8
Securities:
Equity securities, at fair value	12,757	13,123	(2.8)	13,466	(5.3)
Available-for-sale debt securities, at fair value	2,911,373	2,775,212	4.9	3,013,462	(3.4)
Held-to-maturity debt securities (fair values of $1,092,993; $839,872 and $1,028,452, respectively)	1,157,202	813,740	42.2	1,004,823	15.2
Allowance for credit losses - held-to-maturity debt securities	(285)	(290)	1.7	(268)	(6.3)
Net held-to-maturity debt securities	1,156,917	813,450	42.2	1,004,555	15.2
Total securities	4,081,047	3,601,785	13.3	4,031,483	1.2
Loans held for sale	15,959	153,520	(89.6)	25,277	(36.9)
Portfolio loans:
Commercial real estate	5,580,082	5,712,742	(2.3)	5,538,968	0.7
Commercial and industrial	1,513,078	2,422,735	(37.5)	1,590,320	(4.9)
Residential real estate	1,767,064	1,644,422	7.5	1,721,378	2.7
Home equity	592,872	634,018	(6.5)	605,682	(2.1)
Consumer	280,176	289,395	(3.2)	277,130	1.1
Total portfolio loans, net of unearned income	9,733,272	10,703,312	(9.1)	9,733,478	(0.0)
Allowance for credit losses - loans	(117,865)	(160,040)	26.4	(121,622)	3.1
Net portfolio loans	9,615,407	10,543,272	(8.8)	9,611,856	0.0
Premises and equipment, net	219,907	239,863	(8.3)	229,016	(4.0)
Accrued interest receivable	60,370	68,896	(12.4)	60,844	(0.8)
Goodwill and other intangible assets, net	1,149,035	1,160,195	(1.0)	1,151,634	(0.2)
Bank-owned life insurance	348,179	307,747	13.1	350,359	(0.6)
Other assets	244,613	223,462	9.5	215,298	13.6
Total Assets	$17,104,015	$17,057,788	0.3	$16,927,125	1.0
Liabilities
Deposits:
Non-interest bearing demand	$4,670,520	$4,460,049	4.7	$4,590,895	1.7
Interest bearing demand	3,405,610	3,126,186	8.9	3,380,056	0.8
Money market	1,831,683	1,771,703	3.4	1,739,750	5.3
Savings deposits	2,679,053	2,373,987	12.9	2,562,510	4.5
Certificates of deposit	1,211,008	1,555,074	(22.1)	1,292,652	(6.3)
Total deposits	13,797,874	13,286,999	3.8	13,565,863	1.7
Federal Home Loan Bank borrowings	123,898	433,984	(71.5)	183,920	(32.6)
Other short-term borrowings	158,538	137,218	15.5	141,893	11.7
Subordinated debt and junior subordinated debt	280,743	192,430	45.9	132,860	111.3
Total borrowings	563,179	763,632	(26.2)	458,673	22.8
Accrued interest payable	1,786	3,224	(44.6)	1,901	(6.0)
Other liabilities	193,860	218,411	(11.2)	207,522	(6.6)
Total Liabilities	14,556,699	14,272,266	2.0	14,233,959	2.3
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding, respectively	144,484	144,484	-	144,484	-
Common stock, $2.0833 par value; 100,000,000 shares authorized; 68,081,306 shares issued; 60,613,414, 67,282,134 and 62,307,245 shares outstanding, respectively	141,834	141,834	-	141,834	-
Capital surplus	1,636,705	1,636,103	0.0	1,635,642	0.1
Retained earnings	998,315	879,786	13.5	977,765	2.1
Treasury stock (7,467,892, 799,172 and 5,774,061 shares - at cost, respectively)	(261,012)	(24,989)	(944.5)	(199,759)	(30.7)
Accumulated other comprehensive (loss) income	(111,312)	9,803	NM	(5,120)	NM
Deferred benefits for directors	(1,698)	(1,499)	(13.3)	(1,680)	(1.1)
Total Shareholders' Equity	2,547,316	2,785,522	(8.6)	2,693,166	(5.4)
Total Liabilities and Shareholders' Equity	$17,104,015	$17,057,788	0.3	$16,927,125	1.0

NM - Not Meaningful

Confidential Draft

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	For the Three Months Ended March 31,
	2022		2021
Average balance sheet and net interest margin analysis	Average	Average	Average	Average
	Balance	Rate	Balance	Rate
Assets
Due from banks - interest bearing	$1,161,218	0.16%	$776,245	0.09%
Loans, net of unearned income (1)	9,712,085	3.89	10,890,370	4.07
Securities: (2)
Taxable	3,333,379	1.72	2,306,320	1.96
Tax-exempt (3)	729,380	3.06	580,199	3.46
Total securities	4,062,759	1.96	2,886,519	2.26
Other earning assets	15,446	3.81	33,240	5.89
Total earning assets (3)	14,951,508	3.07%	14,586,374	3.51%
Other assets	2,041,090		2,049,884
Total Assets	$16,992,598		$16,636,258

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$3,403,499	0.10%	$2,970,766	0.14%
Money market accounts	1,806,719	0.07	1,725,561	0.14
Savings deposits	2,626,962	0.04	2,290,657	0.05
Certificates of deposit	1,254,603	0.41	1,584,152	0.61
Total interest bearing deposits	9,091,783	0.12	8,571,136	0.20
Federal Home Loan Bank borrowings	180,024	1.30	488,388	2.00
Repurchase agreements	156,167	0.12	191,676	0.25
Subordinated debt and junior subordinated debt	147,709	3.22	192,341	3.77
Total interest bearing liabilities (4)	9,575,683	0.19%	9,443,541	0.37%
Non-interest bearing demand deposits	4,576,749		4,200,793
Other liabilities	184,359		221,508
Shareholders' equity	2,655,807		2,770,416
Total Liabilities and Shareholders' Equity	$16,992,598		$16,636,258
Taxable equivalent net interest spread		2.88%		3.14%
Taxable equivalent net interest margin		2.95%		3.27%

(1) Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale. Loan fees included in interest income on loans were $4.1 million and $8.2 million for the three months ended March 31, 2022 and 2021, respectively. PPP loan fees, which are included as part of the total loan fees were $3.2 million and $7.9 million for the three months ended March 31, 2022 and 2021, respectively. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $2.5 million and $3.5 million for the three months ended March 31, 2022 and 2021, respectively.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for each period presented.
(4) Accretion on interest bearing liabilities acquired from prior acquisitions was $0.4 million and $1.1 million for the three months ended March 31, 2022 and 2021, respectively.

Confidential Draft

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	Quarter Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Statement of Income	2022	2021	2021	2021	2021
Interest and dividend income
Loans, including fees	$93,121	$97,432	$103,206	$105,968	$109,358
Interest and dividends on securities:
Taxable	14,112	12,934	13,481	12,900	11,127
Tax-exempt	4,344	4,236	4,063	3,952	3,910
Total interest and dividends on securities	18,456	17,170	17,544	16,852	15,037
Other interest income	597	605	628	507	659
Total interest and dividend income	112,174	115,207	121,378	123,327	125,054
Interest expense
Interest bearing demand deposits	811	810	815	1,009	1,043
Money market deposits	321	315	350	551	578
Savings deposits	264	261	244	261	264
Certificates of deposit	1,273	1,501	1,726	2,026	2,370
Total interest expense on deposits	2,669	2,887	3,135	3,847	4,255
Federal Home Loan Bank borrowings	575	780	1,192	1,781	2,414
Other short-term borrowings	48	35	33	40	118
Subordinated debt and junior subordinated debt	1,171	1,178	1,743	1,804	1,789
Total interest expense	4,463	4,880	6,103	7,472	8,576
Net interest income	107,711	110,327	115,275	115,855	116,478
Provision for credit losses	(3,438)	(13,559)	(1,730)	(21,025)	(27,958)
Net interest income after provision for credit losses	111,149	123,886	117,005	136,880	144,436
Non-interest income
Trust fees	7,835	7,441	7,289	7,148	7,631
Service charges on deposits	6,090	6,592	6,050	4,876	4,894
Electronic banking fees	5,345	4,465	5,427	5,060	4,365
Net securities brokerage revenue	2,220	1,579	1,965	1,829	1,524
Bank-owned life insurance	3,881	2,864	2,656	1,707	1,709
Mortgage banking income	1,923	2,872	4,563	7,830	4,264
Net securities (losses) / gains	(650)	372	(15)	477	279
Net (loss) / gain on other real estate owned and other assets	(806)	(158)	785	4,014	175
Other income	4,544	4,682	4,035	3,171	8,367
Total non-interest income	30,382	30,709	32,755	36,112	33,208
Non-interest expense
Salaries and wages	38,937	40,420	39,497	37,435	36,890
Employee benefits	9,158	10,842	10,658	9,268	10,266
Net occupancy	7,234	6,413	6,825	6,427	7,177
Equipment and software	8,011	8,352	7,609	7,281	6,765
Marketing	2,421	2,601	1,848	1,802	2,384
FDIC insurance	1,522	1,460	1,227	181	1,282
Amortization of intangible assets	2,598	2,834	2,854	2,873	2,896
Restructuring and merger-related expense	1,593	177	4,467	1,222	851
Other operating expenses	16,074	15,204	19,716	17,323	17,816
Total non-interest expense	87,548	88,303	94,701	83,812	86,327
Income before provision for income taxes	53,983	66,292	55,059	89,180	91,317
Provision for income taxes	9,859	12,144	10,651	18,592	18,202
Net Income	44,124	54,148	44,408	70,588	73,115
Preferred stock dividends	2,531	2,531	2,531	2,531	2,531
Net income available to common shareholders	$41,593	$51,617	$41,877	$68,057	$70,584

Taxable equivalent net interest income	$108,866	$111,453	$116,355	$116,906	$117,517

Per common share data
Net income per common share - basic	$0.68	$0.82	$0.64	$1.02	$1.05
Net income per common share - diluted	0.68	0.82	0.64	1.01	1.05
Net income per common share - diluted, excluding certain items (1)(2)	0.70	0.82	0.70	1.03	1.06
Dividends declared	0.34	0.33	0.33	0.33	0.33
Book value (period end)	39.64	40.91	40.41	39.96	39.25
Tangible book value (period end) (1)	20.87	22.61	22.51	22.61	22.21
Average common shares outstanding - basic	61,445,399	63,045,061	64,931,764	66,894,398	67,263,714
Average common shares outstanding - diluted	61,593,365	63,183,411	65,065,848	67,066,592	67,335,418
Period end common shares outstanding	60,613,414	62,307,245	63,838,549	65,970,149	67,282,134
Period end preferred shares outstanding	150,000	150,000	150,000	150,000	150,000
Full time equivalent employees	2,456	2,462	2,425	2,459	2,490

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.

Confidential Draft

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)
	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
Asset quality data	2022		2021		2021		2021		2021
Non-performing assets:
Troubled debt restructurings - accruing	$3,731		$3,746		$3,707		$5,799		$3,563
Non-accrual loans:
Troubled debt restructurings	1,348		1,547		1,615		1,664		1,768
Other non-accrual loans	32,024		34,195		34,644		34,548		32,807
Total non-accrual loans	33,372		35,742		36,259		36,212		34,575
Total non-performing loans	37,103		39,488		39,966		42,011		38,138
Other real estate and repossessed assets	87		-		293		773		393
Total non-performing assets	$37,190		$39,488		$40,259		$42,784		$38,531

Past due loans (1):
Loans past due 30-89 days	$28,322		$27,152		$32,682		$21,233		$20,602
Loans past due 90 days or more	6,142		7,804		11,252		8,318		12,824
Total past due loans	$34,464		$34,956		$43,934		$29,551		$33,426

Criticized and classified loans (2):
Criticized loans	$234,143		$248,518		$290,281		$319,448		$340,943
Classified loans	123,837		116,013		127,022		136,927		114,884
Total criticized and classified loans	$357,980		$364,531		$417,303		$456,375		$455,827

Loans past due 30-89 days / total portfolio loans (3)	0.29%		0.28%		0.33%		0.21%		0.19%
Loans past due 90 days or more / total portfolio loans	0.06		0.08		0.11		0.08		0.12
Non-performing loans / total portfolio loans	0.38		0.41		0.40		0.41		0.36
Non-performing assets/total portfolio loans, other real estate and repossessed assets	0.38		0.41		0.41		0.41		0.36
Non-performing assets / total assets	0.22		0.23		0.24		0.25		0.23
Criticized and classified loans / total portfolio loans	3.68		3.75		4.21		4.41		4.26

Allowance for credit losses
Allowance for credit losses - loans	$117,865		$121,622		$136,605		$140,730		$160,040
Allowance for credit losses - loan commitments	8,050		7,775		7,290		5,766		6,731
Provision for credit losses	(3,438)		(13,559)		(1,730)		(21,025)		(27,958)
Net loan and deposit account overdraft charge-offs and recoveries	27		929		842		(689)		648
Annualized net loan charge-offs and recoveries / average loans	0.00%		0.04%		0.03%		(0.03)%		0.02%
Allowance for credit losses - loans / total portfolio loans	1.21%		1.25%		1.38%		1.36%		1.50%
Allowance for credit losses - loans / total portfolio loans excluding PPP loans	1.22%		1.27%		1.42%		1.43%		1.62%
Allowance for credit losses - loans / non-performing loans	3.18	x	3.08	x	3.42	x	3.35	x	4.20	x
Allowance for credit losses - loans / non-performing loans and loans past due	1.65	x	1.63	x	1.63	x	1.97	x	2.24	x

	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
	2022		2021		2021		2021		2021
Capital ratios
Tier I leverage capital	9.67%		10.02%		10.10%		10.42%		10.74%
Tier I risk-based capital	13.25		14.05		14.18		15.15		14.95
Total risk-based capital	16.32		15.91		16.38		17.68		17.58
Common equity tier 1 capital ratio (CET 1)	12.01		12.77		12.91		13.83		13.65
Average shareholders' equity to average assets	15.63		15.99		16.28		16.44		16.65
Tangible equity to tangible assets (4)	8.83		9.84		10.04		10.34		10.30
Tangible common equity to tangible assets (4)	7.92		8.92		9.12		9.43		9.39

(1) Excludes non-performing loans.
(2) Criticized and classified commercial loans may include loans that are also reported as non-performing or past due.
(3) Total portfolio loans includes $76.5 million of PPP loans as of March 31, 2022.
(4) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

Confidential Draft

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2022	2021	2021	2021	2021
Return on average assets, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$41,593	$51,617	$41,877	$68,057	$70,584
Plus: after-tax restructuring and merger-related expenses (1)	1,258	140	3,529	965	672
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	42,851	51,757	45,406	69,022	71,256

Average total assets	$16,992,598	$16,947,662	$17,057,793	$17,042,147	$16,636,258

Return on average assets, excluding after-tax restructuring and merger-related expenses (annualized) (2)	1.02%	1.21%	1.06%	1.62%	1.74%

Return on average equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$41,593	$51,617	$41,877	$68,057	$70,584
Plus: after-tax restructuring and merger-related expenses (1)	1,258	140	3,529	965	672
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	42,851	51,757	45,406	69,022	71,256

Average total shareholders' equity	2,655,807	2,709,782	2,777,306	2,801,455	2,770,416

Return on average equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	6.54%	7.58%	6.49%	9.88%	10.43%

Return on average tangible equity:
Net income available to common shareholders	$41,593	$51,617	$41,877	$68,057	$70,584
Plus: amortization of intangibles (1)	2,052	2,239	2,255	2,270	2,288
Net income available to common shareholders before amortization of intangibles	43,645	53,856	44,132	70,327	72,872

Average total shareholders' equity	2,655,807	2,709,782	2,777,306	2,801,455	2,770,416
Less: average goodwill and other intangibles, net of def. tax liability	(1,139,242)	(1,141,307)	(1,143,522)	(1,145,882)	(1,148,171)
Average tangible equity	$1,516,565	$1,568,475	$1,633,784	$1,655,573	$1,622,245

Return on average tangible equity (annualized) (2)	11.67%	13.62%	10.72%	17.04%	18.22%

Average tangible common equity	$1,372,081	$1,423,991	$1,489,300	$1,511,089	$1,477,736
Return on average tangible common equity (annualized) (2)	12.90%	15.00%	11.76%	18.67%	20.00%

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$41,593	$51,617	$41,877	$68,057	$70,584
Plus: after-tax restructuring and merger-related expenses (1)	1,258	140	3,529	965	672
Plus: amortization of intangibles (1)	2,052	2,239	2,255	2,270	2,288
Net income available to common shareholders before amortization of intangibles and excluding after-tax restructuring and merger-related expenses	44,903	53,996	47,661	71,292	73,544

Average total shareholders' equity	2,655,807	2,709,782	2,777,306	2,801,455	2,770,416
Less: average goodwill and other intangibles, net of def. tax liability	(1,139,242)	(1,141,307)	(1,143,522)	(1,145,882)	(1,148,171)
Average tangible equity	$1,516,565	$1,568,475	$1,633,784	$1,655,573	$1,622,245

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	12.01%	13.66%	11.57%	17.27%	18.39%

Average tangible common equity	$1,372,081	$1,423,991	$1,489,300	$1,511,089	$1,477,736
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	13.27%	15.04%	12.70%	18.92%	20.18%

Confidential Draft

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2022	2021	2021	2021	2021

Efficiency ratio:
Non-interest expense	$87,548	$88,303	$94,701	$83,812	$86,327
Less: restructuring and merger-related expense	(1,593)	(177)	(4,467)	(1,222)	(851)
Non-interest expense excluding restructuring and merger-related expense	85,955	88,126	90,234	82,590	85,476

Net interest income on a fully taxable equivalent basis	108,866	111,453	116,355	116,906	117,517
Non-interest income	30,382	30,709	32,755	36,112	33,208
Net interest income on a fully taxable equivalent basis plus non-interest income	$139,248	$142,162	$149,110	$153,018	$150,725
Efficiency Ratio	61.73%	61.99%	60.52%	53.97%	56.71%

Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$41,593	$51,617	$41,877	$68,057	$70,584
Add: After-tax restructuring and merger-related expenses (1)	1,258	140	3,529	965	672
Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses	$42,851	$51,757	$45,406	$69,022	$71,256

Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses:
Net income per common share - diluted	$0.68	$0.82	$0.64	$1.01	$1.05
Add: After-tax restructuring and merger-related expenses per common share - diluted (1)	0.02	-	0.06	0.02	0.01
Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses	$0.70	$0.82	$0.70	$1.03	$1.06

	Period End
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2022	2021	2021	2021	2021
Tangible book value per share:
Total shareholders' equity	$2,547,316	$2,693,166	$2,723,983	$2,780,836	$2,785,522
Less: goodwill and other intangible assets, net of def. tax liability	(1,138,057)	(1,140,111)	(1,142,350)	(1,144,604)	(1,146,874)
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,264,775	1,408,571	1,437,149	1,491,748	1,494,164

Common shares outstanding	60,613,414	62,307,245	63,838,549	65,970,149	67,282,134

Tangible book value per share	$20.87	$22.61	$22.51	$22.61	$22.21

Tangible common equity to tangible assets:
Total shareholders' equity	$2,547,316	$2,693,166	$2,723,983	$2,780,836	$2,785,522
Less: goodwill and other intangible assets, net of def. tax liability	(1,138,057)	(1,140,111)	(1,142,350)	(1,144,604)	(1,146,874)
Tangible equity	1,409,259	1,553,055	1,581,633	1,636,232	1,638,648
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,264,775	1,408,571	1,437,149	1,491,748	1,494,164

Total assets	17,104,015	16,927,125	16,892,111	16,966,867	17,057,788
Less: goodwill and other intangible assets, net of def. tax liability	(1,138,057)	(1,140,111)	(1,142,350)	(1,144,604)	(1,146,874)
Tangible assets	$15,965,958	$15,787,014	$15,749,761	$15,822,263	$15,910,914

Tangible equity to tangible assets	8.83%	9.84%	10.04%	10.34%	10.30%

Tangible common equity to tangible assets	7.92%	8.92%	9.12%	9.43%	9.39%

(1) Tax effected at 21% for all periods presented.
(2) The ratios are annualized by utilizing actual number of days in the quarter versus the year.

Confidential Draft

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2022	2021	2021	2021	2021
Pre-tax, pre-provision income:
Income before provision for income taxes	$53,983	$66,292	$55,059	$89,180	$91,317
Add: provision for credit losses	(3,438)	(13,559)	(1,730)	(21,025)	(27,958)
Pre-tax, pre-provision income	$50,545	$52,733	$53,329	$68,155	$63,359

Pre-tax, pre-provision income, excluding restructuring and merger-related expenses:
Income before provision for income taxes	$53,983	$66,292	$55,059	$89,180	$91,317
Add: provision for credit losses	(3,438)	(13,559)	(1,730)	(21,025)	(27,958)
Add: restructuring and merger-related expenses	1,593	177	4,467	1,222	851
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	$52,138	$52,910	$57,796	$69,377	$64,210

'Return on average assets, excluding certain items (1):
Income before provision for income taxes	$53,983	$66,292	$55,059	$89,180	$91,317
Add: provision for credit losses	(3,438)	(13,559)	(1,730)	(21,025)	(27,958)
Add: restructuring and merger-related expenses	1,593	177	4,467	1,222	851
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	52,138	52,910	57,796	69,377	64,210

Average total assets	$16,992,598	$16,947,662	$17,057,793	$17,042,147	$16,636,258

Return on average assets, excluding certain items (annualized) (1) (2)	1.24%	1.24%	1.34%	1.63%	1.57%

Return on average equity, excluding certain items (1):
Income before provision for income taxes	$53,983	$66,292	$55,059	$89,180	$91,317
Add: provision for credit losses	(3,438)	(13,559)	(1,730)	(21,025)	(27,958)
Add: restructuring and merger-related expenses	1,593	177	4,467	1,222	851
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	52,138	52,910	57,796	69,377	64,210

Average total shareholders' equity	$2,655,807	$2,709,782	$2,777,306	$2,801,455	$2,770,416

Return on average equity, excluding certain items (annualized) (1) (2)	7.96%	7.75%	8.26%	9.93%	9.40%

Return on average tangible equity, excluding certain items (1):
Income before provision for income taxes	$53,983	$66,292	$55,059	$89,180	$91,317
Add: provision for credit losses	(3,438)	(13,559)	(1,730)	(21,025)	(27,958)
Add: amortization of intangibles	2,598	2,834	2,854	2,873	2,896
Add: restructuring and merger-related expenses	1,593	177	4,467	1,222	851
Income before provision, restructuring and merger-related expenses and amortization of intangibles	54,736	55,744	60,650	72,250	67,106

Average total shareholders' equity	2,655,807	2,709,782	2,777,306	2,801,455	2,770,416
Less: average goodwill and other intangibles, net of def. tax liability	(1,139,242)	(1,141,307)	(1,143,522)	(1,145,882)	(1,148,171)
Average tangible equity	$1,516,565	$1,568,475	$1,633,784	$1,655,573	$1,622,245

Return on average tangible equity, excluding certain items (annualized) (1) (2)	14.64%	14.10%	14.73%	17.50%	16.78%

Average tangible common equity	$1,372,081	$1,423,991	$1,489,300	$1,511,089	$1,477,736
Return on average tangible common equity, excluding provision items (annualized) (1) (2)	16.18%	15.53%	16.16%	19.18%	18.42%

(1) Certain items excluded from the calculations consist of credit provisions, tax provisions and restructuring and merger-related expenses.
(2) The ratios are annualized by utilizing actual numbers of days in the quarter versus the year.